Exhibit 99.1

FINAL FOR RELEASE

Contact
Jupiter Wellness, Inc.
561-244-7100
investors@jupiterwellness.com

Release Date
4/25/2023

Jupiter Wellness Announces Strategic Hires to Accelerate Global Expansion

JUPITER, FL / April 25, 2023 – Jupiter Wellness, Inc. (Nasdaq: JUPW), a therapeutic company focused on hair metabolism and skin therapies, announced today the addition of three new key executives to its leadership team. Jason Roth has been appointed as Chief Operating Officer (COO), Neil Luckianow as Chief Commercial Officer (CCO), and Anthony Pedicelli as Director of Marketing. The strengthened leadership team comes as the company embarks on its plans to launch Photocil and other products worldwide following the brand’s acquisition in 2022.

Jason Roth, a veteran in the Consumer Packaged Goods industry, brings over 25 years of experience to his role as COO. Roth has an impressive track record in operational excellence, having founded and led global brands such as Zim’s, VeraTemp, ISI, and Mile High Labs. His expertise in scaling sales, supply chain, regulatory, and operations will be the cornerstone of Jupiter’s new proven business model.

As the newly appointed CCO, Neil Luckianow brings experience in Sales/Account Management, Product Distribution, Trade Relations, Business Development, Product Promotion, and Trade Marketing for medical and OTC companies. Luckianow has held leadership positions at renowned organizations like LifeScan, Inc., a Johnson & Johnson company, Amira Medical, Bayer HealthCare’s Diabetes Care Division, and Facet Technologies. With his experience of launching over 250 OTC products, Luckianow is expected to significantly enhance Jupiter Wellness’s sales and marketing capabilities as the company expands into new markets.

As the new Director of Marketing, Anthony Pedicelli has a proven track record of leading marketing teams and implementing successful marketing programs for multinational medical devices, luxury smart home builders, and cannabis companies. In his previous role as Director of Marketing for ISI Group of Companies, Pedicelli played a pivotal role in achieving 10x revenue growth and turning around one of ISI’s business units. His appointment further strengthens Jupiter Wellness’s commitment to establishing a strong global presence for the Photocil product.

“Jupiter Wellness is excited to welcome these talented and experienced professionals to our leadership team,” said Brian John, CEO of Jupiter Wellness. “This addition to the team is exactly what Jupiter was missing. We have great science and a vast product pipeline; we just needed their expertise to effectively get these products into the consumers’ hands. Once this sales and marketing platform is created, it will be invaluable to Jupiter Wellness’s ability to launch new products in the future.”

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, psoriasis, and vitiligo. Revenue is generated through the sales of OTC and consumer products and licensing royalties.

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Media Contact

Phone: 561-244-7100

Email: media@jupiterwellness.com

Investor Contact

Phone: 561-244-7100

Email: investors@jupiterwellness.com

Forward-Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2021, and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations, or other circumstances that exist after the date on which the forward-looking statements were made.

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